r

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
____________________
FORM 8-K
_________________________________________
Current report pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 21, 2026
_______________________
(Exact name of registrant as specified in its charter)
_______________________

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive	Chico,	California	95973
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (530) 898-0300
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TCBK	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 21, 2026, TriCo Bancshares (the “Company”) held its 2026 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on a proposal to amend the Company’s bylaws to eliminate cumulative voting (the “Amendment”). The Company’s shareholders adopted and approved the Amendment, as further described in Item 5.07 to this Current Report on Form 8-K.

Following the shareholders’ approval of the Amendment, on May 21, 2026, the Board implemented the Amendment by adopting and approving amended and restated bylaws of the Company (the “Amended Bylaws”). Section 11 of the Amended Bylaws provides that shareholders may not cumulative votes in the election of directors.

In addition, the Amended Bylaws, as adopted and approved by the Board, provide that the Board may appoint one or more Lead Directors with the authority to call and preside over Board meetings and such other duties as the Board may determine. The Amended Bylaws also amend the previously existing indemnity provisions in Section 50 to clarify that the both current and former agents of the Company may be entitled to indemnity by the Company.

The foregoing summary of the Amended Bylaws does not purport to be complete and is qualified in its entirety by the Amended Bylaws, copies of which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 21, 2026, the Company held its Annual Meeting. As of the record date for the Annual Meeting, there were 31,910,590 shares of common stock outstanding entitled to vote on all proposals presented at the Annual Meeting. 28,103,170 shares of common stock, or 88.07% of the total outstanding, were present at the meeting in person or by proxy. At the Annual Meeting, the Company’s shareholders voted on the following four proposals and cast their votes as described below.

1.The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified:

Nominee	For	Withheld	Abstained/Broker Non-Votes
Kirsten E. Garen	25,042,555	149,731	2,910,883
Cory W. Giese	24,905,039	287,247	2,910,883
John S. A. Hasbrook	24,510,023	682,263	2,910,883
Margaret L. Kane	24,968,273	224,014	2,910,883
Michael W. Koehnen	24,961,601	230,685	2,910,883
Anthony L. Leggio	25,025,952	166,335	2,910,883
Martin A. Mariani	24,852,270	340,016	2,910,883
Thomas C. McGraw	25,031,364	160,923	2,910,883
Jon Y. Nakamura	25,034,313	157,974	2,910,883
Richard P. Smith	24,892,678	299,609	2,910,883
Kimberley H. Vogel	25,036,409	155,877	2,910,883

2. A nonbinding advisory resolution to approve executive compensation was approved.

Votes
For	24,274,276
Against	638,564
Abstain	278,999
Broker Non-Votes	2,910,883
Uncast	447

3. A management proposal to amend TriCo Bancshares Bylaws to eliminate cumulative voting was approved.

Votes
For	16,321,837
Against	8,706,979
Abstain	163,023
Broker Non-Votes	2,910,883
Uncast	447

4.     A management proposal to ratify the appointment of Baker Tilly US, LLP as the Company’s independent public accountants for the 2026 fiscal year was approved.

Votes
For	27,885,107
Against	105,548
Abstain	112,067
Broker Non-Votes	—
Uncast	447

Item 9.01 Financial Statements and Exhibits

Exhibit No. Description

3.2 Bylaws of TriCo Bancshares, as amended and restated

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES

Date: May 27, 2026	/s/ Peter G. Wiese
Peter G. Wiese, Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)